Exhibit 99.1

Pattern Energy Completes Sale of Operations in Chile

SAN FRANCISCO, California, August 21, 2018 - Pattern Energy Group Inc. (NASDAQ and TSX: PEGI) (“Pattern Energy” or the “Company”) today announced it completed the sale of the Company’s operations in Chile, which principally consist of its 81 megawatt (“MW”) owned interest in the 115 MW El Arrayán Wind project (“El Arrayán Wind”), to affiliates of Arroyo Energy Investors (“Arroyo”) for which Pattern Energy received a cash consideration of $70.5 million before transaction related expenses of approximately $2.0 million. This price represents a cash available for distribution (“CAFD”) multiple that is greater than the CAFD multiple for projects the Company has acquired in the past.

“This is an excellent result that underscores the value of our portfolio and demonstrates a key part of our strategy, which is to recycle non-strategic holdings and use the capital to reinvest in accretive assets, repurchase stock or make other beneficial investments,” said Mike Garland, CEO of Pattern Energy. “Due to changes in the Chilean power market, we felt it was better for the Company to focus on its core business areas and reduce overhead. We continue to see excellent growth opportunities in the United States, Canada, Mexico, and Japan.”

About Pattern Energy
Pattern Energy Group Inc. (Pattern Energy) is an independent power company listed on the NASDAQ Global Select Market and Toronto Stock Exchange. Pattern Energy has a portfolio of 24 wind and solar power facilities with a total owned interest of 2,860 MW in the United States, Canada and Japan that use proven, best-in-class technology. Pattern Energy's wind and solar power facilities generate stable long-term cash flows in attractive markets and provide a solid foundation for the continued growth of the business. For more information, visit www.patternenergy.com.

About Arroyo Energy Investors
Arroyo Energy Investors is an independent private equity firm that focuses on investing in energy infrastructure assets in the power generation and midstream space in North and South America. Arroyo Energy Investors has offices in The Woodlands, Texas and Santiago, Chile. For more information, visit www.arroyoenergygroup.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws, including statements regarding the value of the Company’s continued growth opportunities in the United States, Canada, Mexico and Japan, and the use of proceeds from the sale. These forward-looking statements represent Pattern Energy's expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Pattern Energy's control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Pattern Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Pattern Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Pattern Energy’s annual report on Form 10-K and any quarterly reports on Form 10-Q. The risk factors and other factors noted therein could cause actual events or Pattern Energy’s actual results to differ materially from those contained in any forward-looking statement.

# # #

Exhibit 99.1

Contacts:

Media Relations Matt Dallas 917-363-1333 matt.dallas@patternenergy.com	Investor Relations Ross Marshall 416-526-1563 ross.marshall@loderockadvisors.com